                           Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36096 of Lowe's Companies, Inc. and
subsidiaries on Form S-8 of our report dated July 18, 2003, appearing in this Annual Report on Form 11-K of Lowe's
Companies Employee Stock Purchase Plan - Stock Options for Everyone for the year ended May 31, 2003.

/s/  DELOITTE & TOUCHE LLP

Charlotte, North Carolina

August 29, 2003